Exhibit 99.1

FOR IMMEDIATE RELEASE

Kustom Entertainment, Inc. Enters Into an Agreement to Acquire TFL, LLC (dba Tickets For Less)

Transformational Acquisition is Expected to Combine Kustom’s Music Festival Platform with Ticketing & Distribution Engine; Expected to be Immediately Accretive to Revenue, Earnings and Adjusted EBITDA

OLATHE, KS — September 1, 2026 — Kustom Entertainment, Inc. (Nasdaq: KUST) (“Kustom” or the “Company”), an emerging leader in live music festival production and proprietary ticketing technology, today announced that it has entered into a definitive Unit Purchase Agreement to acquire 100% of the equity interests of TFL, LLC (“TFL”), a premier wholesale ticketing distribution and live event technology platform.

The transaction will unite Kustom’s festival production footprint with TFL’s high-margin inventory distribution network, proprietary eCommerce and TFLConnect technology platforms, and long-standing commercial relationships across professional sports teams, collegiate athletics, and venues.

Executive Commentary

“The acquisition of TFL will be a transformational milestone for Kustom Entertainment as we build a fully integrated, end-to-end live entertainment ecosystem,” said Stanton E. Ross, Chief Executive Officer of Kustom Entertainment, Inc. “TFL is expected to bring an exceptional track record of profitable growth, robust cash flows, and market-leading technology that aggregates billions in live event inventory. Dan Rouen and his team have established a dominant position in live event ticketing, and integrating their technology with our festival platform will drive significant long-term shareholder value.”

“Over the past two decades, TFL has built a reputation on fee-transparent pricing, technology innovation, and deep partnerships across professional and collegiate sports,” said Dan Rouen, Founder and CEO of TFL, LLC. “Joining forces with Kustom will provide us with the capital, public market platform, and strategic alignment to accelerate our expansion. We look forward to deploying our distribution infrastructure across Kustom’s growing footprint to deliver unmatched value to venues, teams, and fans.”

Strategic & Financial Highlights

●	Immediate Financial Accretion: The transaction is expected to be immediately accretive to Kustom’s consolidated revenue, earnings and adjusted EBITDA. TFL brings a proven history of strong cash flow generation and high-margin profitability having generated over $238 million in revenue for full-year 2025.

●	Expanded Footprint & Partnerships: TFL will expand Kustom’s reach into major collegiate and professional sports ecosystems, leveraging partnerships with iconic brands across The National Football League, Major League Baseball, NCAA and more.

●	Proprietary Technology Integration: TFL’s eCommerce platform which currently powers TicketSmarter.com, a Kustom company, will integrate across Kustom’s festival assets, unlocking broader distribution, dynamic pricing synergies, and direct cross selling opportunities

●	Leadership Continuity: TFL’s executive leadership team will enter into long-term employment agreements with Kustom upon closing.

Transaction Overview

Under the terms of the Unit Purchase Agreement, Kustom will acquire 100% of TFL’s issued and outstanding equity units from its selling members for consideration consisting of cash, shares of Kustom common stock, and some of the share consideration will be held back and released upon completion of future EBITDA performance milestones.

The transaction is subject to customary closing conditions, including working capital adjustments, escrow provisions, regulatory consent, and specified financing conditions.

Roth Capital Partners, LLC is acting as exclusive financial advisor to Kustom in connection with the transaction and rendered a fairness opinion to Kustom’s Board of Directors.

About TFL, LLC

Founded in 2004 as Tickets For Less, TFL, LLC is a premier live event ticketing technology and inventory distribution platform headquartered in Overland Park, KS. TFL manages millions in live event ticket inventory on behalf of their team and venue partners using its proprietary distribution engine, and aggregates billions in inventory with its proprietary multi-feed. TFL is widely recognized for its transparent pricing model, strong asset base, and sustained operational profitability across regional and national markets. For more information, visit www.ticketsforless.com.

About Kustom Entertainment, Inc.

Kustom Entertainment, Inc. (Nasdaq: KUST) specializes in large-scale live music festival production, event management, and ticketing technology solutions designed to maximize high-margin monetization across the entire live event lifecycle. For more information, visit http://www.kustoment.com/

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties including the ability of the parties to finalize definitive documentation and the satisfaction of closing conditions by the anticipated closing date. Such statements include, but are not limited to, statements regarding the anticipated closing of the transaction contemplated by the Unit Purchase Agreement; the Company’s growth strategy; the integration of the acquired business; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to update forward-looking statements, except as required by law. Examples of such risks and uncertainties include, but are not limited to, risks related to the closing conditions and obtaining required consents; the success of integrating the business; any potential legal proceedings; or, the future performance of the Company’s common stock. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including, without limitation, the risks described in the Company’s 2025 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

Media & Investor Contact:

Stanton E. Ross, CEO

Kustom Entertainment, Inc.

Phone: (913) 456-KUST (5878)

Email: info@kustoment.com

Websites: www.kustoment.com